UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 30, 2004

                        ENVIRO VORAXIAL TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)

             Idaho                    000-27445                 82-0266517
 (State or Other Jurisdiction        (Commission             (I.R.S. Employer
       of Incorporation)             File Number)           Identification No.)

                821 NW 57th Place, Fort Lauderdale, Florida 33309
               (Address of Principal Executive Office) (Zip Code)

                                 (954) 958-9968
              (Registrant's telephone number, including area code)

                                       N/A
         (Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

      In an effort to reduce the Company's general and administrative expenses, as of December 31, 2004 the Company and Frank J. DeMicco mutually agreed to terminate his employment agreement with the Company. Mr. DeMicco will remain with the Company as a consultant to continue the sales and marketing of the Voraxial Grit Separator into the municipal wastewater industry. The Company is receiving request for proposals and inquiries for projects by municipal wastewater facilities and Mr. DeMicco's expertise will be utilized to respond to these opportunities. The Company believes that the change in operations will reduce general and administrative expenses by approximately $125,000 per year. Mr. DeMicco had served as the Company's principal operating officer since January 1, 2003.

      Mr. DeMicco will continue to receive his normal salary compensation through the termination date of December 31, 2004. In addition, Mr. DeMicco has vested stock options for 150,000 shares of the Company's common stock which were earned pursuant to his employment contract.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                            ENVIRO VORAXIAL TECHNOLOGY, INC.


      Date: December 28, 2004               /s/ Alberto DiBella
                                            -----------------------------------
                                            Alberto DiBella
                                            Chief Executive Officer